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                                                         Exhibit 99.B-(e)(1)(iv)

                                    AMENDMENT
                                       TO
                             UNDERWRITING AGREEMENT
                                       FOR
                               ING PARTNERS, INC.

     AMENDMENT made as of this 17th day of November, 2004 to the Underwriting Agreement dated as of May 1, 2003, as amended (the "AGREEMENT"), between ING Financial Advisers, LLC and ING Partners, Inc. In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. AMENDED SCHEDULE A of the Agreement is hereby deleted and replaced with the AMENDED SCHEDULE A attached hereto.

2. In all other respects, the Agreement is confirmed and remains in full force and effect.

3.   This Amendment shall become effective as of the date first written above.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date set forth above.


ING FINANCIAL ADVISERS, LLC                        ING PARTNERS, INC.


By:    /s/ Terran R. Titus                         By: /s/ Laurie M. Tillinghast
       -------------------------------------           -------------------------
Name:  Terran R. Titus                             Name:  Laurie M. Tillinghast
       -------------------------------------       Title: Vice President
Title: Vice President, Advisory Services
       ------------------------------------

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                               AMENDED SCHEDULE A

                        Portfolios of ING Partners, Inc.

  ING Aeltus Enhanced Index Portfolio
  ING American Century Select Portfolio
  ING American Century Small Cap Value Portfolio
  ING Baron Small Cap Growth Portfolio
  ING Fidelity(R) VIP Contrafund(R) Portfolio
  ING Fidelity(R) VIP Equity Income Portfolio
  ING Fidelity(R) VIP Growth Portfolio
  ING Fidelity(R) VIP Mid Cap Portfolio
  ING Goldman Sachs(R) Capital Growth Portfolio
  ING Goldman Sachs(R) Core Equity Portfolio
  ING JPMorgan Fleming International Portfolio
  ING JPMorgan Mid Cap Value Portfolio
  ING MFS Capital Opportunities Portfolio
  ING OpCap Balanced Value Portfolio
  ING Oppenheimer Global Portfolio
  ING Oppenheimer Strategic Income Portfolio
  ING PIMCO Total Return Portfolio
  ING Salomon Brothers Aggressive Growth Portfolio
  ING Salomon Brothers Fundamental Value Portfolio
  ING Salomon Brothers Investors Value Portfolio
  ING Salomon Brothers Large Cap Growth Portfolio
  ING Solution 2015 Portfolio
  ING Solution 2025 Portfolio
  ING Solution 2035 Portfolio
  ING Solution 2045 Portfolio
  ING Solution Income Portfolio
  ING T. Rowe Price Diversified Mid Cap Growth Portfolio
  ING T. Rowe Price Growth Equity Portfolio
  ING UBS U.S. Large Cap Equity Portfolio
  ING Van Kampen Comstock Portfolio
  ING Van Kampen Equity and Income Portfolio


Dated:  November 17, 2004

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